UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                 Date of Report
                        (Date of Earliest Event Reported)
                                January 26, 2005

                          Commission file number 1-7784

                                CENTURYTEL, INC.
             (Exact name of Registrant as specified in its charter)

                  Louisiana                               72-0651161
       (State or other jurisdiction of                   (IRS Employer
       incorporation or organization)                 Identification No.)

  100 CenturyTel Drive, Monroe, Louisiana                    71203
  (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code - (318) 388-9000

                                 * * * * * * * *

Item 8.01    Other Events

         CenturyTel, Inc. (the "Company") is an integrated communications company engaged primarily in providing an array of communications services to its customers, including local exchange, long distance, Internet access and data services. The Company strives to maintain its customer relationships by, among other things, bundling its service offerings to provide its customers with a complete offering of integrated communications services. As a result of the Company's increased focus on integrated bundle offerings and the varied discount structures associated with such offerings, the Company determined that, effective in the first quarter of 2004, its results of operations would be more appropriately reported as a single reportable segment under the provisions of Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). Therefore, the results of operations as reported in the Company's quarterly reports on Form 10-Q for the first three quarters of 2004 reflect the presentation of a single reportable segment. As required under SFAS 131, the Company restated the corresponding quarterly periods for 2003 in connection with filing its 2004 Form 10-Q's.

         For various reasons, the Company believes it is necessary and appropriate to restate certain portions of the Company's annual report on Form 10-K for the year ended December 31, 2003 to reflect the change in segment reporting in accordance with SFAS 131. Exhibit 99 of this Report on Form 8-K updates through March 12, 2004 portions of Items 6, 7 and 8 of the Company's 2003 Form 10-K that are affected by the change in segment reporting. In connection with this change, the Company has, among other things, (i) eliminated certain 2003 revenues arising out of previously-reported intersegment transactions (which reduced operating expenses by a like amount and therefore had no impact on operating income), (ii) reclassified certain revenues to conform to the new revenue components and (iii) reclassified depreciation expense related to certain service subsidiaries of the Company from operating expenses to depreciation expense. In Exhibit 99, the Company has also eliminated its forecast of 2004 access line losses and pension costs previously contained in Item 7 of the 2003 Form 10-K. Items 1 and 2 of the 2003 Form 10-K have not been revised as the substance of such disclosure was not affected by the change in segment reporting. All other items of the 2003 Form 10-K remain unchanged.

         No attempt has been made to update matters in the 2003 Form 10-K except to the extent expressly provided above. All disclosures in the 2003 Form 10-K, including those reflected in the updated items below, continue to speak only as of March 12, 2004 (or such earlier date as may be expressly provided for in the 2003 Form 10-K). Although this 8-K Report is being filed in early 2005, the Company intends the restated disclosures in Exhibit 99 to be read as if this 8-K Report was filed on March 12, 2004. For information on developments since these dates, please refer to the Company's reports filed after such dates under the Securities Exchange Act of 1934.

Item 9.01    Financial Statements and Exhibits

         The following exhibits are filed as part of this report:

         (c) Exhibits

             23   Consent of Independent Registered Public Accounting Firm.

             99 Items 6, 7 and 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, restated as required under the provisions of SFAS 131.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CenturyTel, Inc.

Dated:  January 26, 2005                By: /s/ Neil A. Sweasy
                                            ______________________
                                            Neil A. Sweasy
                                            Vice President and Controller